Exhibit 4.2

Execution Version

ENERGY TRANSFER LP,

as Issuer,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 14, 2022

to

Indenture dated as of December 14, 2022

5.550% Senior Notes due 2028

5.750% Senior Notes due 2033

EXHIBITS
Exhibit A-1:	Form of 5.550% Senior Note due 2028
Exhibit A-2:	Form of 5.750% Senior Note due 2033
Exhibit B:	Form of Supplemental Indenture to be entered into by Subsidiary Guarantors

i

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 14, 2022 (the “First Supplemental Indenture”), is between Energy Transfer LP, a Delaware limited partnership (the “Partnership”), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Partnership and the Trustee have executed and delivered an Indenture, dated as of December 14, 2022 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), providing for the issuance by the Partnership from time to time of its debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (the “Debt Securities”), and the guarantee of the Debt Securities (a “Guarantee”) by one or more Subsidiary Guarantors;

WHEREAS, the Partnership has duly authorized and desires to cause to be established pursuant to the Base Indenture and this First Supplemental Indenture two new series of Debt Securities designated as follows: the “5.550% Senior Notes due 2028” (the “2028 Notes”) and the “5.750% Senior Notes due 2033” (the “2033 Notes” and, together with the 2028 Notes, the “Notes”);

WHEREAS, Sections 2.01 and 2.03 of the Base Indenture permit the execution of indentures supplemental thereto to establish the form and terms of Debt Securities of any series;

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Partnership has requested that the Trustee join in the execution of this First Supplemental Indenture to establish the form and terms of the Notes; and

WHEREAS, all things necessary have been done to make the Notes, when executed and delivered by the Partnership and authenticated and delivered by the Trustee hereunder and under the Base Indenture and duly issued by the Partnership, and when the Notes are duly issued by the Partnership, the valid obligations of the Partnership, and to make this First Supplemental Indenture a valid agreement of the Partnership enforceable in accordance with its terms.

NOW, THEREFORE, the Partnership and the Trustee hereby agree that the following provisions shall supplement the Base Indenture:

ARTICLE I

DEFINITIONS

SECTION 1.1 Generally.

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.

(b) The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

SECTION 1.2 Definition of Certain Terms.

For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

“2028 Notes Par Call Date” means January 15, 2028.

“2033 Notes Par Call Date” means November 15, 2032.

“Attributable Indebtedness,” when used with respect to any Sale-Leaseback Transaction (as defined in Section 5.2 hereof), means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Partnership and its consolidated Subsidiaries after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Partnership and its consolidated Subsidiaries for the Partnership’s most recently completed fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with generally accepted accounting principles.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of April 11, 2022, among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders party thereto, and as further amended, restated, refinanced, replaced or refunded from time to time.

“General Partner” means LE GP, LLC, a Delaware limited liability company, and its successors as general partner of the Partnership.

“Indebtedness” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money or any guaranty thereof.

“Permitted Liens” means:

(1) liens upon rights-of-way for pipeline purposes;

(2) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of the Partnership and its Subsidiaries;

(3) rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of the Partnership or any Subsidiary or the use thereof or the rights and interests of the Partnership or any Subsidiary therein, in any manner under any and all laws;

(4) rights reserved to the grantors of any properties of the Partnership or any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(5) any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not more than sixty (60) days past due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

(6) any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(7) liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by the Partnership or any of its Subsidiaries in good faith by appropriate proceedings;

(8) liens of, or to secure performance of, leases, other than capital leases;

(9) any lien in favor of the Partnership or any Subsidiary;

(10) any lien upon any property or assets of the Partnership or any Subsidiary in existence on the date of the initial issuance of the Notes;

(11) any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(12) liens in favor of any Person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute, provided that such obligations do not constitute Indebtedness; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;

(13) any lien upon any property or assets created at the time of acquisition of such property or assets by the Partnership or any of its Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

(14) any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Indebtedness incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(15) any lien upon any property or assets existing thereon at the time of the acquisition thereof by the Partnership or any of its Subsidiaries and any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary of the Partnership by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such Person at the time such Person becomes a Subsidiary;

(16) liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which the Partnership or the applicable Subsidiary has not exhausted its appellate rights;

(17) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (16) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of the Partnership or its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

(18) any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of the Partnership or any of its Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means, whether owned or leased on the date hereof or thereafter acquired:

(1) any pipeline assets of the Partnership or any of its Subsidiaries, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of natural gas, refined petroleum products, natural gas liquids and petrochemicals, that are located in the United States of America or any territory or political subdivision thereof; and

(2) any processing, compression, treating, blending or manufacturing plant or terminal owned or leased by the Partnership or any of its Subsidiaries that is located in the United States or any territory or political subdivision thereof, except in the case of either of the preceding clause (1) or this clause (2):

(a) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

(b) any such assets which, in the opinion of the board of directors of the General Partner are not material in relation to the activities of the Partnership and its Subsidiaries taken as a whole.

“Restricted Subsidiary” means any Subsidiary owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

“Subsidiary Guarantor” means each Subsidiary of the Partnership that guarantees the Notes pursuant to the terms of the Indenture but only so long as such Subsidiary is a guarantor with respect to the Notes on the terms provided for in the Indenture.

“Treasury Rate” means, with respect to any Redemption Date with respect to either series of the Notes, the yield determined by the Partnership in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Partnership after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the notice of the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Partnership shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period (the “Remaining Life”) from the Redemption Date to the 2028 Notes Par Call Date (in the case of the 2028 Notes) or the 2033 Notes Par Call Date (in the case of the 2033 Notes); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2028 Notes Par Call Date (in the case of the 2028 Notes) or the 2033 Notes Par

Call Date (in the case of the 2033 Notes) on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the notice of the Redemption Date, H.15 TCM or any successor designation or publication is no longer published, the Partnership shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the notice of such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2028 Notes Par Call Date (in the case of the 2028 Notes) or the 2033 Notes Par Call Date (in the case of the 2033 Notes), as applicable. If there is no United States Treasury security maturing on the 2028 Notes Par Call Date (in the case of the 2028 Notes) or the 2033 Notes Par Call Date (in the case of the 2033 Notes) but there are two or more United States Treasury securities with a maturity date equally distant from the 2028 Notes Par Call Date (in the case of the 2028 Notes) or the 2033 Notes Par Call Date (in the case of the 2033 Notes), one with a maturity date preceding the 2028 Notes Par Call Date (in the case of the 2028 Notes) or the 2033 Notes Par Call Date (in the case of the 2033 Notes) and one with a maturity date following the 2028 Notes Par Call Date (in the case of the 2028 Notes) or the 2033 Notes Par Call Date (in the case of the 2033 Notes), the Partnership shall select the United States Treasury security with a maturity date preceding the 2028 Notes Par Call Date (in the case of the 2028 Notes) or the 2033 Notes Par Call Date (in the case of the 2033 Notes). If there are two or more United States Treasury securities maturing on the 2028 Notes Par Call Date (in the case of the 2028 Notes) or the 2033 Notes Par Call Date (in the case of the 2033 Notes) or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Partnership shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ARTICLE II

GENERAL TERMS OF THE NOTES

SECTION 2.1 Form.

The 2028 Notes and the 2033 Notes and the Trustee’s certificates of authentication shall be substantially in the form of Exhibit A-1 and Exhibit A-2, respectively, to this First Supplemental Indenture, which are hereby incorporated into this First Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Partnership and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Each series of the Notes shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Book-Entry Notes”). Each Book-Entry Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Partnership initially appoints The Depository Trust Company to act as Depositary with respect to the Book-Entry Notes.

SECTION 2.2 Title, Amount and Payment of Principal and Interest.

(a) The 2028 Notes shall be entitled the “5.550% Senior Notes due 2028”. The Trustee shall authenticate and deliver (i) the 2028 Notes for original issue on the date hereof (the “Original 2028 Notes”) in the aggregate principal amount of $1,000,000,000, and (ii) additional 2028 Notes for original issue from time to time after the date hereof in such principal amounts as may be specified in a Partnership Order described in this sentence, in each case upon a Partnership Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 2.04 of the Base Indenture. Such Partnership Order shall specify the amount of the 2028 Notes to be authenticated, the date on which the original issue of 2028 Notes is to be authenticated, and the name or names of the initial Holder or Holders. The aggregate principal amount of 2028 Notes that may be outstanding at any time may not exceed $1,000,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph (except as provided in Section 2.09 of the Base Indenture). The Original 2028 Notes and any additional 2028 Notes issued and authenticated pursuant to clause (ii) of this paragraph shall constitute a single series of Debt Securities for all purposes under the Indenture.

The principal amount of each 2028 Note shall be payable on February 15, 2028. Each 2028 Note shall bear interest from the date of original issuance, or the most recent date to which interest has been paid, at the fixed rate of 5.550% per annum. The dates on which interest on the 2028 Notes shall be payable shall be February 15 and August 15 of each year (the “2028 Notes Interest Payment Dates”), commencing August 15, 2023. The regular record date for interest payable on the 2028 Notes on any 2028 Notes Interest Payment Date shall be February 1 or August 1, as the case may be, next preceding such 2028 Notes Interest Payment Date.

Payments of principal of, premium, if any, on, and interest due on the 2028 Notes representing Book-Entry Notes on any 2028 Notes Interest Payment Date or at maturity will be made available to the Trustee by 10:00 a.m., New York City time, on such date, unless such date falls on a day that is not a Business Day, in which case (x) such payments will be made available to the Trustee by 10:00 a.m., New York City time, on the next Business Day, and (y) for so long as clause (x) is satisfied, no interest shall accrue on the amount of interest due on such 2028 Notes Interest Payment Date for the period from and after such 2028 Notes Interest Payment Date and the date of payment. As soon as possible thereafter, the Trustee will make such payments to the Depositary.

(b) The 2033 Notes shall be entitled the “5.750% Senior Notes due 2033”. The Trustee shall authenticate and deliver (i) the 2033 Notes for original issue on the date hereof (the “Original 2033 Notes”) in the aggregate principal amount of $1,500,000,000, and (ii) additional 2033 Notes for original issue from time to time after the date hereof in such principal amounts as may be specified in a Partnership Order described in this sentence, in each case upon a Partnership Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 2.04 of the Base Indenture. Such Partnership Order shall specify the amount of the 2033 Notes to be authenticated, the date on which the original issue of 2033 Notes is to be authenticated, and the name or names of the initial Holder or Holders. The aggregate principal amount of 2033 Notes that may be outstanding at any time may not exceed $1,500,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph (except as provided in Section 2.09 of the Base Indenture). The Original 2033 Notes and any additional 2033 Notes issued and authenticated pursuant to clause (ii) of this paragraph shall constitute a single series of Debt Securities for all purposes under the Indenture.

The principal amount of each 2033 Note shall be payable on February 15, 2033. Each 2033 Note shall bear interest from the date of original issuance, or the most recent date to which interest has been paid, at the fixed rate of 5.750% per annum. The dates on which interest on the 2033 Notes shall be payable shall be February 15 and August 15 of each year (the “2033 Notes Interest Payment Dates”), commencing August 15, 2023. The regular record date for interest payable on the 2033 Notes on any 2033 Notes Interest Payment Date shall be February 1 or August 1, as the case may be, next preceding such 2033 Notes Interest Payment Date.

Payments of principal of, premium, if any, on, and interest due on the 2033 Notes representing Book-Entry Notes on any 2033 Notes Interest Payment Date or at maturity will be made available to the Trustee by 10:00 a.m., New York City time, on such date, unless such date falls on a day that is not a Business Day, in which case (x) such payments will be made available to the Trustee by 10:00 a.m., New York City time, on the next Business Day, and (y) for so long as clause (x) is satisfied, no interest shall accrue on the amount of interest due on such 2033 Notes Interest Payment Date for the period from and after such 2033 Notes Interest Payment Date and the date of payment. As soon as possible thereafter, the Trustee will make such payments to the Depositary.

SECTION 2.3 Transfer and Exchange.

The transfer and exchange of Book-Entry Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.17 of the Base Indenture and Article II of this First Supplemental Indenture (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act of 1933, as amended.

ARTICLE III

GUARANTY; FUTURE SUBSIDIARY GUARANTEES

SECTION 3.1 Guarantee.

In accordance with Article X of the Base Indenture, the Notes may be fully, unconditionally and absolutely guaranteed on an unsecured, unsubordinated basis by one or more Subsidiary Guarantors; provided, however that initially (on the date of this First Supplemental Indenture), there will not be any Subsidiary Guarantors and the Notes will not be guaranteed by any Person.

SECTION 3.2 Future Subsidiary Guarantors.

If any Subsidiary of the Partnership that is not then a Subsidiary Guarantor, guarantees, becomes a co-obligor with respect to or otherwise provides direct credit support for any obligations of the Partnership or any of its other Subsidiaries under the Credit Agreement, then the Partnership shall cause such Subsidiary to promptly execute and deliver to the Trustee a supplemental indenture in substantially the form attached hereto as Exhibit B, pursuant to which such Subsidiary guarantees the Partnership’s obligations with respect to the Notes on the terms provided for in this Indenture.

SECTION 3.3 Release of Guarantees.

In addition to the provisions of Section 10.04(a) of the Base Indenture, if no Default shall have occurred and shall be continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, any Guarantee incurred by a Subsidiary Guarantor shall be unconditionally released and discharged following delivery of a written notice by the Partnership to the Trustee, upon the release of all guarantees or other obligations of such Subsidiary Guarantor with respect to the obligations of the Partnership or any of its Subsidiaries under the Credit Agreement.

ARTICLE IV

REDEMPTION

SECTION 4.1 Optional Redemption of 2028 Notes.

(a) Prior to the 2028 Notes Par Call Date, the Partnership may redeem the 2028 Notes, in each case at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2028 Notes matured on the 2028 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the 2028 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b) On or after the 2028 Notes Par Call Date, the Partnership may redeem the 2028 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

SECTION 4.2 Optional Redemption of 2033 Notes.

(a) Prior to the 2033 Notes Par Call Date, the Partnership may redeem the 2033 Notes, in each case at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2033 Notes matured on the 2033 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the 2033 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b) On or after the 2033 Notes Par Call Date, the Partnership may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

SECTION 4.3 Optional Redemption Generally.

The actual Redemption Price, determined as provided in Sections 4.1 and 4.2 shall be calculated and certified to the Trustee by the Partnership. The Partnership’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

SECTION 4.4 No Sinking Fund; Mandatory Redemption.

The Partnership is not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of Holders.

ARTICLE V

ADDITIONAL COVENANTS

In addition to the covenants set forth in the Base Indenture, the Notes shall be entitled to the benefit of the following covenants:

SECTION 5.1 Limitations on Liens.

The Partnership shall not, nor shall it permit any of its Subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance (“liens”) upon any Principal Property or upon any capital stock of any Restricted Subsidiary, whether owned on the date hereof or thereafter acquired, to secure any Indebtedness of the Partnership or any other Person (other than the Notes), without in any such case making effective provisions whereby all of the outstanding Notes are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured.

Notwithstanding the foregoing, the Partnership may, and may permit any of its Subsidiaries to, create, assume, incur, or suffer to exist without securing the Notes (a) any Permitted Lien, (b) any lien upon any Principal Property or capital stock of a Restricted Subsidiary to secure Indebtedness of the Partnership or any other Person, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such lien and all similar liens under this clause (b), together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of Section 5.2(a) hereof), does not exceed 10% of Consolidated Net Tangible Assets or (c) any lien upon (i) any Principal Property that was not owned by the Partnership or any of its Subsidiaries on the date hereof or (ii) the capital stock of any Restricted Subsidiary that owns no Principal Property that was owned by the Partnership or any of its Subsidiaries on the date hereof, in each case owned by a Subsidiary of the Partnership (an “Excluded Subsidiary”) that (A) is not, and is not required to be, a Subsidiary Guarantor and (B) has not granted any liens on any of its property securing Indebtedness with recourse to the Partnership or any Subsidiary of the Partnership other than such Excluded Subsidiary or any other Excluded Subsidiary.

SECTION 5.2 Restriction on Sale-Leasebacks.

(a) The Partnership shall not, and shall not permit any Subsidiary to, engage in the sale or transfer by the Partnership or any of its Subsidiaries of any Principal Property to a Person (other than the Partnership or a Subsidiary) and the taking back by the Partnership or its Subsidiary, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(3) the Partnership or such Subsidiary would be entitled to incur Indebtedness secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the Notes; or

(4) the Partnership or such Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Partnership or any of its Subsidiaries that is not subordinated to the Notes or any Guarantee, or (b) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of Partnership or its Subsidiaries.

(b) Notwithstanding Section 5.2(a) hereof, the Partnership may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of Section 5.2(a) hereof provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Indebtedness (other than the Notes) secured by liens other than Permitted Liens upon Principal Properties, does not exceed 10% of Consolidated Net Tangible Assets.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.1 Additional Event of Default.

In addition to the Events of Default specified in Section 6.01 of the Base Indenture, the following shall be an Event of Default with respect to each series of the Notes: any Indebtedness of the Partnership or any Subsidiary Guarantor is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25,000,000.

ARTICLE VII

AMENDMENTS

SECTION 7.1 Amendments without Consent of Holders.

Clause (12) of Section 9.01 of the Base Indenture is hereby amended so as to be renumbered as new clause (13), the “or” at the end of Clause (11) of Section 9.01 of the Base Indenture is hereby deleted, and new clause (12) is hereby added sequentially as follows:

“(12) conform the text of the Indenture to any provision set forth under the section entitled “Description of the Notes” in the Prospectus Supplement dated December 5, 2022 to the extent that such text of the Indenture was intended to reflect such provision as set forth under the section entitled “Description of the Notes” in the Prospectus Supplement dated December 5, 2022; or”

SECTION 7.2 Notice of Redemption.

The first paragraph of Section 3.04 of the Base Indenture shall be amended and restated in its entirety to read as follows:

“Notice of redemption shall be given by first-class mail, postage prepaid, mailed (or when the Debt Securities are in the form of Global Securities, sent pursuant to the applicable procedures of the Depositary) not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed, at the address of such Holder appearing in the register of Debt Securities maintained by the Registrar, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of a series of Debt Securities or a satisfaction or discharge of the Indenture with respect to a series of Debt Securities.”

SECTION 7.3 Notices.

Section 11.02 of the Base Indenture is hereby amended to add the following sentence as the last paragraph of Section 11.02 of the Base Indenture:

“Where this Indenture provides for notice or other communication with respect to any event to a Holder of a Global Security, such notice or other communication shall be sufficiently given if given to the Depositary for such Global Security (or its designee), pursuant to its applicable procedures of the Depositary, not later than the latest day (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice or other communication.”

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Ratification of Base Indenture.

The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 8.2 Trustee Not Responsible for Recitals.

The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.

SECTION 8.3 Table of Contents, Headings, etc.

The table of contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 8.4 Counterpart Originals.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of this First Supplemental Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this First Supplemental Indenture.

SECTION 8.5 Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Partnership:

ENERGY TRANSFER LP

By:	LE GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

Signature Page of First Supplemental Indenture

Trustee:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brian T. Jensen
Name:	Brian T. Jensen
Title:	Vice President

Signature Page of First Supplemental Indenture

Exhibit A-1

FORM OF NOTE

[FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]*

No.	$ CUSIP: 29273V AP5 ISIN: US29273VAP58

ENERGY TRANSFER LP

5.550% Senior Notes due 2028

ENERGY TRANSFER LP, a Delaware limited partnership (the “Partnership,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or its registered assigns, the principal sum of ________ U.S. dollars ($___________), [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security]*, on February 15, 2028 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at an annual rate of 5.550% payable on February 15 and August 15 of each year, to the person in whose name the Security is registered at the close of business on the record date for such interest, which shall be the preceding February 1 or August 1 (each, a “Regular Record Date”), respectively, payable commencing on August 15, 2023.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

*	To be included in a Book-Entry Note.

A-1-1

The statements in the legends set forth in this Security are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

This Security is issued in respect of a series of Debt Securities of an initial aggregate principal amount of $1,000,000,000 designated as the 5.550% Senior Notes due 2028 of the Partnership and is governed by the Indenture dated as of December 14, 2022 (the “Base Indenture”), duly executed and delivered by the Partnership, as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of December 14, 2022 (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), duly executed by the Partnership and the Trustee. The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Debt Securities under the Indenture.

If and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

This Security shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

A-1-2

IN WITNESS WHEREOF, the Partnership has caused this Security to be duly executed.

Dated:

ENERGY TRANSFER LP

By:	LE GP, LLC, its general partner

By:
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

By:
Name:	Thomas E. Long
Title:	Co-Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

A-1-3

[REVERSE OF SECURITY]

ENERGY TRANSFER LP

5.550% Senior Notes due 2028

This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Partnership (the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Partnership and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 5.550% Senior Notes due 2028 of the Partnership, in an initial aggregate principal amount of $1,000,000,000 (the “Securities”).

1. Interest.

The Partnership promises to pay interest on the principal amount of this Security at the rate of 5.550% per annum.

The Partnership will pay interest semi-annually on February 15 and August 15 of each year (each such date, an “Interest Payment Date”), commencing August 15, 2023. Interest on the Securities will accrue from the most recent date to which interest has been paid, or, if no interest has been paid on the Securities, from December 14, 2022. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Partnership shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.

2. Method of Payment.

The Partnership shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Partnership shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Partnership maintained for such purpose within The City of New York, which initially will be at the corporate trust office of the Trustee located at 100 Wall Street, Suite

A-1-4

1600, New York, New York 10005, Mail Station: EX-NY-WALL, or, at the option of the Partnership, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the register of Holders maintained by the Registrar or at the option of the Holder, payment of interest on Securities in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the Paying Agent. The Holder must surrender this Security to a Paying Agent to collect payment of principal.

3. Paying Agent and Registrar.

Initially, U.S. Bank Trust Company, National Association will act as Paying Agent and Registrar. The Partnership may change any Paying Agent or Registrar at any time upon notice to the Trustee and the Holders. The Partnership may act as Paying Agent.

4. Indenture.

This Security is one of a duly authorized issue of Debt Securities of the Partnership issued and to be issued in one or more series under the Indenture.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Base Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Base Indenture, and those terms stated in the First Supplemental Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Base Indenture, the First Supplemental Indenture and the TIA for a statement of them. The Securities of this series are general unsecured obligations of the Partnership limited to an initial aggregate principal amount of $1,000,000,000; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the First Supplemental Indenture.

5. Optional Redemption.

(a) Prior to the 2028 Notes Par Call Date, the Partnership may redeem the 2028 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2028 Notes matured on the 2028 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the 2028 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b) On or after the 2028 Notes Par Call Date, the Partnership may redeem the 2028 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

A-1-5

(c) The actual Redemption Price, calculated as provided above, shall be calculated and certified to the Trustee by the Partnership. The Partnership’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

6. No Sinking Fund; Mandatory Redemption.

The Partnership is not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Securities or to repurchase the Securities at the option of Holders.

7. Denominations; Transfer; Exchange.

The Securities are to be issued in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8. Person Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

9. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the then outstanding notes of the affected series. Without consent of any Holder of a Security, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, regardless of whether any notation thereof is made upon this Security or such other Securities.

10. Defaults and Remedies.

Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the Securities, together with premium, if any, and accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all the Securities, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in

A-1-6

the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the outstanding Securities, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default with respect to the Securities, other than the nonpayment of the principal, premium, if any, or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

11. Trustee Dealings with Partnership.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates as if it were not the Trustee.

12. Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

13. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

14. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

15. Absolute Obligation.

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

A-1-7

16. No Recourse.

No director, officer, employee, limited partner or member, as such, of the Partnership or the General Partner shall have any personal liability in respect of the obligations of the Partnership under the Securities or the Indenture by reason of his, her or its status. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

17. Governing Law.

This Security shall be construed in accordance with and governed by the laws of the State of New York.

18. Guarantee.

Under certain circumstances set forth in the First Supplemental Indenture one or more Subsidiaries of the Partnership may be required to Guarantee the Securities as set forth in Article X of the Base Indenture.

19. Reliance.

The Holder, by accepting this Security, acknowledges and affirms that (i) it has purchased the Security in reliance upon the separateness of each of the General Partner and the Partnership from each other and from any other Person, and (ii) the General Partner has assets and liabilities that are separate from those of each other and of any other Person.

A-1-8

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT —
(Cust.)
TEN ENT - as tenants by entireties	Custodian for:
(Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee:

the within Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Security on the books of the Partnership, with full power of substitution in the premises.

Dated                                                      Registered Holder

A-1-9

SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY*

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Depositary

*	To be included in a Book-Entry Note.

A-1-10

Exhibit A-2

FORM OF NOTE

[FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]*

No.	$
CUSIP: 29273V AQ3
ISIN: US29273VAQ32

ENERGY TRANSFER LP

5.750% Senior Notes due 2033

ENERGY TRANSFER LP, a Delaware limited partnership (the “Partnership,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or its registered assigns, the principal sum of ________ U.S. dollars ($___________), [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security]*, on February 15, 2033 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at an annual rate of 5.750% payable on February 15 and August 15 of each year, to the person in whose name the Security is registered at the close of business on the record date for such interest, which shall be the preceding February 1 or August 1 (each, a “Regular Record Date”), respectively, payable commencing on August 15, 2023.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

*	To be included in a Book-Entry Note.

A-2-1

The statements in the legends set forth in this Security are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

This Security is issued in respect of a series of Debt Securities of an initial aggregate principal amount of $1,500,000,000 designated as the 5.750% Senior Notes due 2033 of the Partnership and is governed by the Indenture dated as of December 14, 2022 (the “Base Indenture”), duly executed and delivered by the Partnership, as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of December 14, 2022 (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), duly executed by the Partnership and the Trustee. The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Debt Securities under the Indenture.

If and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

This Security shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

A-2-2

IN WITNESS WHEREOF, the Partnership has caused this Security to be duly executed.

Dated:

ENERGY TRANSFER LP

By:	LE GP, LLC, its general partner

By:
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

By:
Name:	Thomas E. Long
Title:	Co-Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-2-3

[REVERSE OF SECURITY]

ENERGY TRANSFER LP

5.750% Senior Notes due 2033

This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Partnership (the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Partnership and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 5.750% Senior Notes due 2033 of the Partnership, in an initial aggregate principal amount of $1,500,000,000 (the “Securities”).

1. Interest.

The Partnership promises to pay interest on the principal amount of this Security at the rate of 5.750% per annum.

The Partnership will pay interest semi-annually on February 15 and August 15 of each year (each such date, an “Interest Payment Date”), commencing August 15, 2023. Interest on the Securities will accrue from the most recent date to which interest has been paid, or, if no interest has been paid on the Securities, from December 14, 2022. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Partnership shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.

2. Method of Payment.

The Partnership shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Partnership shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Partnership maintained for such purpose within The City of New York, which initially will be at the corporate trust office of the Trustee located at 100 Wall Street, Suite

A-2-4

1600, New York, New York 10005, Mail Station: EX-NY-WALL, or, at the option of the Partnership, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the register of Holders maintained by the Registrar or at the option of the Holder, payment of interest on Securities in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the Paying Agent. The Holder must surrender this Security to a Paying Agent to collect payment of principal.

3. Paying Agent and Registrar.

Initially, U.S. Bank Trust Company, National Association will act as Paying Agent and Registrar. The Partnership may change any Paying Agent or Registrar at any time upon notice to the Trustee and the Holders. The Partnership may act as Paying Agent.

4. Indenture.

This Security is one of a duly authorized issue of Debt Securities of the Partnership issued and to be issued in one or more series under the Indenture.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Base Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Base Indenture, and those terms stated in the First Supplemental Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Base Indenture, the First Supplemental Indenture and the TIA for a statement of them. The Securities of this series are general unsecured obligations of the Partnership limited to an initial aggregate principal amount of $1,500,000,000; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the First Supplemental Indenture.

5. Optional Redemption.

(a) Prior to the 2033 Notes Par Call Date, the Partnership may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2033 Notes matured on the 2033 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the 2033 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b) On or after the 2033 Notes Par Call Date, the Partnership may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

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(c) The actual Redemption Price, calculated as provided above, shall be calculated and certified to the Trustee by the Partnership. The Partnership’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

6. No Sinking Fund; Mandatory Redemption.

The Partnership is not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Securities or to repurchase the Securities at the option of Holders.

7. Denominations; Transfer; Exchange.

The Securities are to be issued in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8. Person Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

9. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the then outstanding notes of the affected series. Without consent of any Holder of a Security, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, regardless of whether any notation thereof is made upon this Security or such other Securities.

10. Defaults and Remedies.

Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the Securities, together with premium, if any, and accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all the Securities, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in

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the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the outstanding Securities, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default with respect to the Securities, other than the nonpayment of the principal, premium, if any, or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

11. Trustee Dealings with Partnership.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates as if it were not the Trustee.

12. Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

13. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

14. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

15. Absolute Obligation.

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

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16. No Recourse.

No director, officer, employee, limited partner or member, as such, of the Partnership or the General Partner shall have any personal liability in respect of the obligations of the Partnership under the Securities or the Indenture by reason of his, her or its status. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

17. Governing Law.

This Security shall be construed in accordance with and governed by the laws of the State of New York.

18. Guarantee.

Under certain circumstances set forth in the First Supplemental Indenture one or more Subsidiaries of the Partnership may be required to Guarantee the Securities as set forth in Article X of the Base Indenture.

19. Reliance.

The Holder, by accepting this Security, acknowledges and affirms that (i) it has purchased the Security in reliance upon the separateness of each of the General Partner and the Partnership from each other and from any other Person, and (ii) the General Partner has assets and liabilities that are separate from those of each other and of any other Person.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT —
(Cust.)
TEN ENT - as tenants by entireties	Custodian for:
(Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee:

the within Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Security on the books of the Partnership, with full power of substitution in the premises.

Dated                                                      Registered Holder

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SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY*

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Depositary

*	To be included in a Book-Entry Note.

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EXHIBIT B

[Form of Supplemental Indenture to be Entered into by Subsidiary Guarantors]

[________]* Supplemental Indenture

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of _______________, 20__, among (i) Energy Transfer LP, a Delaware limited partnership (the “Partnership”), (ii) [the Subsidiary Guarantor[s] (as defined in the Indenture referred to herein and referred to herein as the “Existing Subsidiary Guarantors”), (iii)] _______________, a _______________ and a subsidiary of the Partnership [and _______________, a _______________ and a subsidiary of the Partnership] (the “New Subsidiary Guarantor[s]”), and ([iii / iv]) U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Partnership has heretofore executed and delivered to the Trustee an indenture dated as of December 14, 2022, as amended and supplemented by the First Supplemental Indenture thereto dated as of December 14, 2022 (such indenture, as so amended and supplemented being referred to herein as the “Indenture”), providing for the issuance by the Partnership of 5.550% Senior Notes due 2028 and 5.750% Senior Notes due 2033 (collectively, the Notes”);

WHEREAS, [each of] the New Subsidiary Guarantor[s] is required pursuant to the Indenture to provide a Guarantee of the Notes and thus become a Subsidiary Guarantor; and

WHEREAS, pursuant to Sections 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor[s], the Partnership[, the Existing Subsidiary Guarantor[s]] and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement To Guarantee. [Each of] [T / t]he New Subsidiary Guarantor[s] hereby provides a full and unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including without limitation Article X thereof.

3. No Recourse Against Others. Pursuant to Section 10.9 of the Indenture, no director, officer, employee, incorporator or stockholder of the New Subsidiary Guarantor[s] shall have any liability for any obligations of the Partnership under the Notes, the Indenture, this Supplemental Indenture or the Guarantee by the New Subsidiary Guarantor[s], or for any claim based on, in respect of, or by reason of such obligations. This waiver and release are part of the consideration for the Guarantee by the New Subsidiary Guarantor.

*	Insert number of this supplemental indenture (i.e. “Second, Third, Fourth, etc.”)

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4. Ratification. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

5. Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.

6. Headings, etc. The headings of Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

7. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. GOVERNING LAW. This Supplemental Indenture and the Guarantee created pursuant to this Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

New Subsidiary Guarantor: [NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Partnership: ENERGY TRANSFER LP By: LE GP, LLC, its general partner

By:
Name:
Title:

[Existing Subsidiary Guarantors:] [NAME]

[By:
Name:
Title:]

Name:
Title:

Trustee: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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